asheville.209
                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Registration Statement of Weststar Financial Services Corporation on Form SB-2 of our report dated January 25, 2000, included in the Annual Report on Form 10-KSB of The Bank of Asheville for the year ended December 31, 1999, and to the use of our report dated January 25, 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Hickory, North Carolina
August 25, 2000